EXHIBIT 10.11
                              EMPLOYMENT AGREEMENT


                AGREEMENT made as of this 20th day of February, 2003 by and between KNIGHTSBRIDGE FINE WINES, INC., a Nevada corporation, with an address at 65 Shrewsbury Road, Livingston, New Jersey 07039 (the "Corporation") and PAUL GARDNER, residing at 13 Lileura Avenue, Beaumaris, Victoria 3193, Australia (Gardner).

                               W I T N E S S E T H

                WHEREAS,   the  Corporation  wishes  to  employ  Gardner  as  an
executive employee of the Corporation on a full time basis and Gardner wishes to accept such employment; and

                WHEREAS, the Corporation considers the availability of Gardner's services to be important to the successful conduct of the Australian operations of the Corporation's business and desires to secure for itself the availability of his services; and

                WHEREAS,   Gardner   desires  to  become  an   employee  of  the
Corporation and serve in such capacities and perform all such duties as the Board of Directors of the Corporation shall assign.

                NOW THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth the Corporation and Gardner hereby agree as follows:

                1. Employment. The Corporation hereby employs Gardner on a full time basis as an executive employee of the Corporation and Gardner hereby accepts such full time employment, on the terms and conditions hereinafter set forth. The Corporation agrees that, as his initial position hereunder, contemporaneously herewith, the Board of Directors of the Corporation shall initially elect Gardner to the office of Chief Marketing Officer of the Corporation. Gardner shall have such titles and such authority as, in the opinion of the Board of Directors of the Corporation, is necessary or appropriate for him to carry out his duties and obligations under this Agreement.

                2. Services. During the term hereof, Gardner shall use his best efforts and devote all of the necessary business time and attention to the performance of such responsibilities and duties.

                3. Term.
                   (a) Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement, and Gardner's employment hereunder, shall be and remain in effect during the period of employment


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("Employment  Period")  established  under this Section 3. The Employment Period shall be for a term commencing on March 1, 2003 until such time as such employment is terminated by the Board of Directors of the Corporation. It being understood and agreed that the employment of Gardner is totally, in all respects, at the pleasure of the Board of Directors of the Corporation.

                   (b)   Notwithstanding   anything  herein   contained  to  the
contrary, Gardner's employment with the Corporation may be terminated during the Employment Period, with or without cause.

                4. Compensation. In consideration for services rendered by Gardner under this Agreement, the Corporation shall pay to Gardner a base salary ("Base Salary") at an annual rate equal to A$125,000 Dollars (A$125,000) per annum payable in equal monthly installments or in such other manner as the parties shall mutually agree.

                5. Employee Benefits Plans. Except as otherwise provided in this Agreement, Gardner shall, during the Employment Period, be treated as an employee of the Corporation and be entitled to participate in and receive benefits under any employee benefit plan, fringe benefit plan, retirement or pension plan, incentive savings plan, stock option and appreciation rights plan, or any other incentive compensation plan instituted and maintained from time to time by the Corporation, in accordance with the terms and conditions of such employee benefit and compensation plans and programs, which may by their terms exclude certain categories of full time and/or executive employees.

                6. Working Facilities and Expenses.

                   (a)  Gardner's   principal  place  of  employment   shall  be
initially located in Australia. Gardner shall spend approximately six months per year in the United States overseeing US marketing operations.

                   (b) Business and Travel. The Corporation shall reimburse Gardner for his ordinary and necessary business expenses, including without limitation, travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon timely presentation to the Corporation of an itemized account of such expenses in such form as the Corporation may reasonably require.

                7. Termination. Upon the termination of Gardner's employment with the Corporation, the Corporation shall pay and provide to Gardner (i) his earned but unpaid Base Salary through the date of termination and (ii) the benefits, if any, to which he is entitled as a former full time employee under the Corporation's employee plans and programs and compensation plans and programs described in Section 5. All compensation and benefits shall cease on


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and as of the date of any such  termination.  The Corporation and Gardner hereby stipulate that the payments and benefits provided under this Section 7 are reasonable under the circumstances for all purposes. Upon termination, Gardner shall be offered to re-purchase his laptop computer and fax machine at market values.

                8. Termination For Cause. The Corporation shall be entitled to terminate Gardner's employment with the Corporation at any time: (a) for cause which for purposes of this Agreement shall mean a discharge because Gardner: (i) has intentionally engaged in dishonest conduct in connection with his performance of services for the Corporation or has been convicted of a felony;
(ii) is in any way enjoined or otherwise prohibited from performing any or all of his duties hereunder as the result of the enforcement or attempted enforcement of any restrictive agreement entered into by Gardner at any time in the past, present or future; (iii) has materially breached the terms of this Agreement and he fails to cure such breach within sixty (60) days following written notice thereof from the Corporation; or (b) Gardner's death or disability (as used herein "disability" shall mean mental or physical incapacity which prevents Gardner from actively fulfilling his duties hereunder for a period of four (4) months in any consecutive twelve (12) month period). All compensation and benefits shall cease on and as of the date of any such termination for cause. The Corporation and Gardner hereby stipulate that the payments and benefits provided under this Section 8 are reasonable under the circumstances for all purposes.

                9. Termination Without Cause. The Board of Directors may terminate the employment of Gardner at any time on and after the Trigger Date, with or without cause, in its sole and absolute discretion. All compensation and benefits shall cease on and as of the date of any such termination. Gardner shall be paid a six month salary severance package if terminated without cause.

                9. Non-Competitive Restrictions.

                   (a) During the Term of this Agreement, Gardner shall not directly or indirectly in any capacity engage in any business nor render any services to or for any person, firm or corporation engaged in the Corporation's business other than the Corporation, except as and to the extent authorized by the Board of Directors of the Corporation or its successor in interest;

                   (b) During the Term of this Agreement and for a period of eighteen (18) months immediately following the termination of this Agreement for any reason whatsoever (including expiration), Gardner shall not for any reason whatsoever, directly or indirectly, for himself or on behalf of, or in conjunction with, any other person, persons, company, partnership, corporation or business entity, whether profit or not-for-profit:


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                                  (i) Call upon, contact,  divert,  influence or
                         solicit or attempt to call upon, contact, divert, influence or solicit any customer or customers of the Corporation, any subsidiary of the Corporation and/or
                         its  successor  in  interest   (together,   hereinafter
                         sometimes referred to as the Covenant Entities);

                                  (ii) divulge the names and addresses or any information concerning any customer of or supplier of goods and/or services to the Covenant Entities; and/or

                                  (iii) own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of the same, similar, or related line of business as that now or at any time during the term of this Agreement carried on by any of the Covenant Entities.


                   (c) Gardner represents and warrants to each of the Covenant Entities that he has substantial experience and abilities in various other fields of endeavor and that any such restrictions will not have a material adverse impact on his ability to obtain and maintain gainful employment should his employment with any Covenant Entity be terminated or otherwise end.

                   (d) In the event it is determined by a court of competent jurisdiction that any provision of this Section 9 exceeds the time, geographic or other limitations permitted by the governing law of this Agreement or any other applicable law in any jurisdiction, then such provision shall be deemed limited to the maximum time, geographic or other limitations permitted by applicable law and the remainder of this Section 9 shall remain valid and in effect.

                   (e) This Section shall in no way limit the other remedies available to the Corporation in accordance with any other Section hereof or any applicable laws.

                10. Confidentiality and Non-Disclosure.

                   (a) As the result of his duties Gardner will have access to some or all of the confidential information pertaining to the Covenant Entities businesses. It is agreed that Confidential Information of the Covenant Entities includes, but is not limited to:

                                  (i) The ideas, methods,  techniques,  formats,



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                         formulae,    specifications,    procedures,    designs,
                         processes, systems, control, data and software and/or hardware products which are unique or proprietary to, or a trade secret of any of the Covenant Entities;

                                  (ii) all customer, pricing, financial and marketing information pertaining to the businesses of any of the Covenant Entities;

                                  (iii) all operations, sales, training and other knowledge or materials utilized in the businesses of any of the Covenant Entities;

                                  (iv) all other information now in existence or
                         developed in the future which is similar in nature to any of the foregoing; and

                                  (v)  all   information   which  is  marked  as
                         confidential or explained to be confidential or which, by its nature, is confidential.

                   (b) Gardner understands that he will necessarily have access to some or all of the Confidential Information. Gardner recognizes the importance of protecting the Confidentiality and secrecy of the Confidential
Information and, therefore, agrees to use his best efforts to protect the Confidential Information from unauthorized disclosure to other persons. Gardner understands that protecting the Confidential Information from unauthorized disclosure is critically important to the success and competitive advantage of each of the Covenant Entities and that the unauthorized disclosure of the Confidential Disclosure would greatly damage the Covenant Entities.

                   (c) Gardner agrees not to disclose any Confidential Information to others or use any Confidential Information for his own benefit without the express written consent of the Board of Directors of the Corporation or governing body of the Covenant Entity to which such Confidential Information belongs. Gardner agrees to immediately return all Confidential Information, including any copies in his possession upon the request of the Board of Directors of the Corporation or the governing body of the Covenant Entity to which such Confidential Information belongs.

                11. Enforcement of Covenants.

                   (a) The covenants set forth herein on the part of Gardner shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Gardner against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by any of the Covenant Entities of the Covenants contained herein.

                   (b) Employee acknowledges that irreparable damage will result


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to the Covenant  Entities in the event of the breach of any  covenant  contained herein and Gardner agrees that in the event of such breach, any one or more of the Covenant Entities affected by such breach shall be entitled, in addition to any and all other legal or equitable remedies and damages, to a temporary and/or permanent injunction to restrain the violation thereof by Gardner and all of the persons acting for or with Gardner.

                                  (c) It is  specifically  understood and agreed
by Gardner that each of the
Covenant Entities shall have the right to enforce the provisions of this Section 11 as against Gardner as it relates to such any such entity

                12. Representations and Warranties; Investigation.

                   (a) Gardner represents and warrants that he is not now and will not be on the date of commencement of this Agreement a party to any agreement, contract or understanding, whether of employment, agency, or otherwise, which would in any way conflict with, restrict or prohibit Gardner from undertaking and performing his duties in accordance with the terms and provisions of this Agreement, and that Gardner has the full right and power to enter into and to perform this Agreement in accordance with its terms and provisions.

                   (b) Gardner agrees that before and at any time during his employment that the Corporation, in its discretion, may investigate Gardner's background to confirm that Gardner has not filed for bankruptcy (or similar debt relief status) and has no prior criminal record. For this purpose, Gardner specifically hereby authorizes the Corporation to obtain such background checks and other information as may be useful.

                13. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon Gardner, his legal representatives, heirs and successors, and the Corporation, its successors and assigns, including any successor by a merger or consolidation or statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Corporation may be sold or otherwise transferred.

                14. Notices. Any communication to a party required or permitted under this Agreement including any notice, direction, designation, consent, instruction, objection or waiver shall be in writing and shall be deemed to be given at such time as it is delivered personally, or the earlier of (i) five days after sending or (ii) one day after the first attempted delivery on a non-holiday weekday in the locality of the noticed party (as indicated on a return receipt or records of the carrier), if sent, all fees and charges prepaid, by US Postal Service Express Mail, return receipt requested, or by a recognized international Package expedited delivery service (e.g. Fedex, DHL and companies of similar stature) requiring a receipt against delivery, in each case addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other:





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           If to  Gardner:

           Paul Gardner
           13 Lileura Avenue
           Beaumaris, Victoria
           3193
           Australia





                         -With a copy by like notice to-



           If to the Corporation:      Knightsbridge Fine Wines, Inc.
                                       c/o Joel A. Shapiro, Chairman
                                       65 Shrewsbury Road
                                       Livingston, New Jersey 07039

                         -With a copy by like notice to-

                                       Richard Rosenblum, Esq.
                                       Kaufman,, Feiner, Yamin, Gilden & Robbins
                                       777 Third Avenue 24th Floor
                                       New York, NY 10017


Additionally, notice may be given by facsimile transmission, but any such notice shall not be deemed given or effective unless such facsimile transmission is acknowledged as to receipt in a return facsimile or other writing from the noticed party and, if so acknowledged, shall be deemed effective as of the date of such acknowledgment.


                15. Limited Recourse. Gardner agrees that he shall look only to the Corporation for performance of any obligations hereunder and that he shall have and seek no recourse against any officer, director and/or shareholder of the Corporation.

                16.  Severability.  A  determination  that any provision of this



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Agreement  is  invalid  or  unenforceable  shall  not  affect  the  validity  or enforceability of any other provision hereof.

                17. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                18. Survival. Any provisions in this Agreement that by their nature encompass obligations extending beyond the termination of this Agreement shall survive the termination of this Agreement.

                19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

                20. Headings. The headings of Sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise stated.

                21. Entire Agreement; Modifications. This instrument contains the entire Agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior Agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its an officer thereof, thereunto duly authorized, and Gardner has hereunto set his hand, both as of the date and year first written above.

                                            KNIGHTSBRIDGE FINE WINES, INC., a
                                            Nevada corporation




                                            By:
                                                --------------------------
                                                Joel A. Shapiro, Chairman


                                                --------------------------
                                                Paul Gardner, Individually